Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-4 of Ancestry.com Inc. of our report dated September 5, 2012, relating to the financial statements of the Family History Business of Inflection LLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Auditors” in such Registration Statement.

MOHLER, NIXON & WILLIAMS Accountancy Corporation

July 15, 2013